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                                                                 Exhibit 10.12

                                                                  2-8223-2-(C)

                      MULTITRAK SOFTWARE DEVELOPMENT CORP.
                                      NOTE

$500,000                                                   Boston, Massachusetts
                                                               August 15, 1989


      FOR VALUE RECEIVED Multitrak Software Development Corp. (herein the "Company"), a corporation organized and existing under the laws of the State of Delaware with offices at 108 Lincoln Street Boston, Massachusetts 02111-2502, hereby promises to pay to the order of LRF Investments, Inc. (herein "LRF") the principal sum borrowed by Company from LRF under a letter agreement dated the date of this Note (the "August 1989 Letter Agreement"). Said principal sum shall not exceed Five Hundred Thousand ($500,000) Dollars and shall be paid as follows. Interest on the average monthly unpaid balance of principal outstanding shall be calculated at the end of each month at a rate per annum equal to the average prevailing daily Prime Rate for such month as established from time to time by Wainright Bank and Trust Company plus three and one-half (3 1/2%) percent. Interest shall be paid in arrears at the close of business on the last day of each month commencing on September 30, 1989, until this Note is paid in full. Any unpaid principal balance on April 1, 1991 shall be paid in thirty six
(36) equal monthly payments of principal, which payments shall be made on the last day of each month commencing on April 30, 1991.

      Principal, interest and all other amounts due under this Note shall be payable in immediately available funds at the office of LRF Investments, Inc., 189 Wells Avenue, Newton, Massachusetts 02159, or at such other place as the holder of this Note may from time to time designate in writing to the Company.

      This Note is issued pursuant to and is entitled to benefits of the August 1989 Letter Agreement by and between the Company and LRF. Reference is hereby made to the August 1989 Letter Agreement for a complete description of the rights, obligations, limitations and restrictions of the Company and the holders of this Note, and the terms and conditions of this Note set forth herein are subject in every respect to the terms and conditions of the August 1989 Letter Agreement.

      The Company shall have the option to prepay all or any part of the principal amount of this Note from time to time together with interest accrued on the amount prepaid to the prepayment date; provided however that no prepayment, except a final payment, shall be in an amount of less than $1000.
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      This Note shall become immediately due and payable at the option of the holder if any event of default occurs as hereinafter defined which remains uncured after any applicable grace period relating thereto:

            1. It shall be an event of default if the Company shall be in default under the terms and conditions of a Security Purchase Agreement dated April 20, 1988 by and among the Company, LRF and Michael B. Shattow which event of default is not cured within any applicable grace period as provided in said Securities Purchase Agreement.

            2. It shall be an event of default if any payment to be made hereunder or pursuant to any other promissory note issued by the Company to LRF shall remain unpaid five (5) days after the due date for such payment and five (5) days after notice of such nonpayment is given by LRF to the Company.

      The Company hereby waives demand, presentment for payment, notice of dishonor, protest, notice of protest and diligence, and agrees that the holder hereof may extend the time for payment or accept partial payment without discharging or releasing the Company.

      If after any default in the terms of this Note, the holder shall place this Note with an attorney for collection, then, if permitted by law, the undersigned agrees to pay all costs and expenses of such action including all reasonable attorneys fees for the collection of this Note and the indebtedness evidenced hereby.

      IN WITNESS WHEREOF this Note has been executed and delivered as a sealed instrument at the place and on the date set forth above by the duly authorized representative of the Company.

                                              Multitrak Software Development
                                              Corp.


                                              By: /s/ Michael B. Shattow
                                                  -----------------------------
                                                  Michael B. Shattow, President

[corporate seal]